                                                                   EXHIBIT 10.35


                            ASSET PURCHASE AGREEMENT




                          DATED AS OF JANUARY 24, 2003



                                      AMONG



                  CERAMICA Y VIDRIO DE NUEVO LEON, SA. DE C.V.



                        MAQUILADORA PRODUR, S.A. DE C.V.,



                  INDUSTRIAS TROMEX CORPORATION, S.A. DE C.V.,






                                       AND



                            HI CERAMICS, S.A. DE C.V.

                                TABLE OF CONTENTS


                                                                                                           Page No.
                                                                                                           --------
ASSET PURCHASE AGREEMENT..........................................................................................1


ARTICLE 1 PURCHASE OF ASSETS......................................................................................1

   SECTION 1.1       PURCHASE AND SALE OF ASSETS..................................................................1
   SECTION 1.2       INITIAL PAYMENT AT SECOND CLOSING............................................................2
   SECTION 1.3       DEFERRED PAYMENT FOLLOWING SECOND CLOSING....................................................2
   SECTION 1.4       LIABILITIES..................................................................................3
   SECTION 1.5       HOLD-BACK OF XANADU FUNDS....................................................................3

ARTICLE 2 CLOSINGS................................................................................................3

   SECTION 2.1       CLOSINGS.....................................................................................3
   SECTION 2.2       TRANSFER OF ASSETS TO SELLER AT THE FIRST CLOSING............................................4
   SECTION 2.3       TRANSFER OF ASSETS TO BUYER AT THE SECOND CLOSING; PAYMENT...................................5
   SECTION 2.4       VALUE ADDED TAX..............................................................................6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES..........................................................................6

   SECTION 3.1       REPRESENTATIONS AND WARRANTIES OF ORIGINAL OWNERS............................................6
      (a)   Organization, Standing and Corporate Power of Produr..................................................6
      (b)   Organization, Standing and Corporate Power of Tromex..................................................6
      (c)   Authority; Noncontravention...........................................................................7
      (d)   Financial Statements..................................................................................7
      (e)   Undisclosed Liabilities...............................................................................7
      (f)   Litigation............................................................................................8
      (g)   Taxes.................................................................................................8
      (h)   Brokers...............................................................................................8
      (i)   Compliance with Laws; Environmental Laws..............................................................8
      (j)   Title to Properties; Liens............................................................................8
      (k)   Owned and Leased Real Property........................................................................9
      (l)   Employee Relations....................................................................................9
      (m)   Insurance............................................................................................10
      (n)   Customers and Suppliers..............................................................................10
      (o)   Leased Personal Property.............................................................................11
      (p)   Acquired Assets are Freely Transferable..............................................................11
      (q)   Transactions With Related Parties....................................................................11
      (r)   Material Agreements..................................................................................11
      (s)   No Additional Representations........................................................................12
   SECTION 3.2       REPRESENTATIONS AND WARRANTIES OF SELLER....................................................12
      (a)   Organization, Standing and Corporate Power of Seller.................................................13
      (b)   Authority; Noncontravention..........................................................................13
      (c)   Undisclosed Liabilities..............................................................................13
      (d)   Absence of Certain Changes or Events with respect to Seller..........................................13
      (e)   Litigation...........................................................................................14
      (f)   Taxes................................................................................................14
      (g)   Brokers..............................................................................................14
      (h)   Compliance with Laws; Environmental Laws.............................................................14
      (i)   Title to Properties; Liens...........................................................................14
      (j)   Owned and Leased Real Property.......................................................................15
      (k)   Accounts Receivable..................................................................................16

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
      (l)   Employees............................................................................................16
      (m)   Insurance............................................................................................16
      (n)   Leased Personal Property.............................................................................16
      (o)   Transactions With Related Parties....................................................................16
      (p)   Material Agreements..................................................................................16
      (q)   No Additional Representations........................................................................18
   SECTION 3.3       REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................18
      (a)   Organization, Standing and Corporate Power of Buyer..................................................18
      (b)   Authority; Noncontravention..........................................................................18
      (c)   Litigation...........................................................................................19
      (d)   Brokers..............................................................................................19
      (e)   Disclosure...........................................................................................19
      (f)   No Additional Representations........................................................................19

ARTICLE 4 COVENANTS RELATING TO CONDUCT OF BUSINESS..............................................................19

   SECTION 4.1       CONDUCT OF BUSINESS BY SELLER...............................................................19
   SECTION 4.2       OTHER ACTIONS...............................................................................20

ARTICLE 5 ADDITIONAL AGREEMENTS..................................................................................20

   SECTION 5.1       ACCESS TO INFORMATION; CONFIDENTIALITY......................................................20
   SECTION 5.2       REASONABLE EFFORTS; NOTIFICATION............................................................21
   SECTION 5.3       FEES AND EXPENSES; TAXES....................................................................21
   SECTION 5.4       PUBLIC ANNOUNCEMENTS........................................................................22
   SECTION 5.5       BANK ACCOUNTS...............................................................................22
   SECTION 5.6       CREDIT LINE.................................................................................22
   SECTION 5.7       PAYMENT OF INDEBTEDNESS.....................................................................22
   SECTION 5.8       EMPLOYEE MATTERS............................................................................23

ARTICLE 6 CONDITIONS PRECEDENT TO FIRST CLOSING..................................................................23

   SECTION 6.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE FIRST CLOSING...........................23
      (a)   Authorizations, Consents, and Approvals..............................................................24
      (b)   No Injunctions or Restraints.........................................................................24
   SECTION 6.2       CONDITIONS TO OBLIGATIONS OF SELLER.........................................................24
      (a)   Representations and Warranties.......................................................................24
      (b)   Performance of Obligations of Original Owners........................................................24
      (c)   Performance of Obligations of Buyer..................................................................24
      (d)   Directors Authorizations.............................................................................24
      (e)   No Suit or Judgment..................................................................................24
      (f)   Delivery of Notarial Instruments and Invoices........................................................24
   SECTION 6.3       CONDITIONS TO OBLIGATIONS OF BUYER..........................................................25
      (a)   Representations and Warranties.......................................................................25
      (b)   Performance of Obligations of Original Owners and Seller.............................................25
      (c)   Directors Authorizations.............................................................................25
      (d)   No Suit or Judgment..................................................................................25
      (e)   Opinion of Counsel...................................................................................25
      (f)   Board and Lender Authorizations......................................................................25
      (g)   Mortgagee's Policy of Title Insurance................................................................25
   SECTION 6.4       CONDITIONS TO OBLIGATIONS OF ORIGINAL OWNERS................................................25
      (a)   Representations and Warranties.......................................................................26
      (b)   Performance of Obligations of Seller and Buyer.......................................................26
   SECTION 6.5       FRUSTRATION OF CLOSING CONDITIONS...........................................................26

ARTICLE 7 CONDITIONS PRECEDENT TO SECOND CLOSING.................................................................26

   SECTION 7.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SECOND CLOSING..........................26
      (a)   Authorizations, Consents, and Approvals..............................................................26
      (b)   No Injunctions or Restraints.........................................................................26
   SECTION 7.2       CONDITIONS TO OBLIGATIONS OF BUYER..........................................................26
      (a)   Representations and Warranties.......................................................................26
      (b)   Performance of Obligations of Seller.................................................................27
      (c)   Board Authorizations.................................................................................27
      (d)   No Suit or Judgment..................................................................................27
      (e)   Opinion of Counsel...................................................................................27
      (f)   Material Adverse Change..............................................................................27
      (g)   Board and Lender Authorizations......................................................................27
      (h)   Delivery of Notarial Instruments and Invoices........................................................27
      (i)   Payment and Compromise of Indebtedness...............................................................27
      (j)   Cancellation of Lien Securing the Xanadu Debt........................................................27
      (k)   Owner's Policy of Title Insurance....................................................................28
   SECTION 7.3       CONDITIONS TO OBLIGATIONS OF SELLER.........................................................28
      (a)   Representations and Warranties.......................................................................28
      (b)   Performance of Obligations of Buyer..................................................................28
   SECTION 7.4       FRUSTRATION OF CLOSING CONDITIONS...........................................................28

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER......................................................................28

   SECTION 8.1       TERMINATION.................................................................................28
   SECTION 8.2       EFFECT OF TERMINATION.......................................................................29
   SECTION 8.3       AMENDMENT...................................................................................29
   SECTION 8.4       EXTENSION: WAIVER...........................................................................29
   SECTION 8.5       PROCEDURE FOR TERMINATION...................................................................29

ARTICLE 9 INDEMNIFICATION........................................................................................29

   SECTION 9.1       INDEMNIFICATION.............................................................................29
      (a)   By Seller and the Original Owners....................................................................29
      (b)   By Buyer.............................................................................................30
      (c)   Direct Liability.....................................................................................30
      (d)   Third Party Claim....................................................................................30
      (e)   Limitation of Indemnity..............................................................................31
   SECTION 9.2       RIGHT TO SET-OFF............................................................................32
   SECTION 9.3       LIMITATIONS ON LIABILITY IN CONNECTION WITH FAILURE TO MAKE ADVANCES........................32

ARTICLE 10 GENERAL PROVISIONS....................................................................................32

   SECTION 10.1         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....................................32
   SECTION 10.2         NOTICES..................................................................................32
   SECTION 10.3         DEFINITIONS..............................................................................34
   SECTION 10.4         INTERPRETATION; GOVERNING LANGUAGE.......................................................36
   SECTION 10.5         COUNTERPARTS; FACSIMILES.................................................................36
   SECTION 10.6         ENTIRE AGREEMENT: NO THIRD PARTY BENEFICIARIES...........................................36
   SECTION 10.7         GOVERNING LAW............................................................................36
   SECTION 10.8         ASSIGNMENT...............................................................................37
   SECTION 10.9         ENFORCEMENT..............................................................................37
   SECTION 10.10        EXHIBITS AND SCHEDULES...................................................................37
   SECTION 10.11        ARBITRATION..............................................................................37
   SECTION 10.12        CURRENCY AND PAYMENT.....................................................................38

EXHIBITS

Exhibit A - Xanadu Release
Exhibits B-1 and B-2 - No-Lien Certificates
Exhibit C - Property Tax Invoices

SCHEDULES

Schedule 1.1(a) - Acquired Assets
Schedule 1.1(b) - Excluded Assets
Schedule 1.4 - Assumed Liabilities
Schedule 2.2(iii) - Property Requiring Import Permit
Schedule 3.1(d) - Financial Statements
Schedule 3.1(f) - Litigation
Schedule 3.1(g) - Taxes
Schedule 3.1(h) - Brokers of Original Owners
Schedule 3.1(k) - Real Property
Schedule 3.1(l) - Employee Relations
Schedule 3.1(m) - Insurance
Schedule 3.1(n) - Customers and Suppliers
Schedule 3.1(o) - Leases
Schedule 3.1(p) - Freely Transferable Assets
Schedule 3.1(r) - Material Agreements
Schedule 3.2(c) - Undisclosed Liabilities
Schedule 3.2(g) - Brokers of Seller
Schedule 3.2(j) - Real Property
Schedule 3.2(m) - Insurance
Schedule 3.2(n) - Leases
Schedule 3.2(p) - Material Agreements
Schedule 3.3(d) - Brokers of Buyer
Schedule 5.3 - Expenses
Schedule 5.7 - Payment of Indebtedness

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of January 24, 2003, among CERAMICA Y VIDRIO DE NUEVO LEON, S.A. DE C.V., a Mexico corporation ("Seller"), MAQUILADORA PRODUR, S.A. DE C.V., a Mexico corporation ("Produr"), INDUSTRIAS TROMEX CORPORATION, S.A. DE C.V., a Mexico corporation ("Tromex"), and H I CERAMICS, S.A. DE C.V., a Mexico corporation ("Buyer"). Produr and Tromex are sometimes referred to as the "Original Owners." Other capitalized terms used in this Agreement are defined or cross-referenced to the applicable definition in Section 10.3 of this Agreement.

                                    ARTICLE 1
                               PURCHASE OF ASSETS

         SECTION 1.1 Purchase and Sale of Assets.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the First Closing (as defined in Section 2.1), Original Owners shall sell to Seller, all of the assets of every type and description, real, personal and mixed, tangible or intangible (if any such intangible assets exist), and wherever located, used or held for use by or on behalf of Original Owners, in connection with their ceramics, glass and metal fabrication businesses as they are currently conducted on the date hereof (together, the "Business"), together with all property acquired by Original Owners hereafter to and through the First Closing, including, without limitation, the assets listed on Schedule 1.1(a) (the "Acquired Assets"), in consideration of the payment by Seller on behalf of the Original Owners of certain liabilities of Original Owners not to exceed FIVE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($5,375,000.00) in the aggregate (the "Designated Liabilities"). The Designated Liabilities shall include, without limitation, Taxes due by Original Owners, amounts due by Original Owners to trade creditors, amounts due to employees of Original Owners, and amounts due by Original Owners to Home Interiors & Gifts, Inc., a Texas corporation, under that certain Pagare (Promissory Note) dated December 19, 2002, executed by Produr and that certain Account Transfer Agreement dated December 19, 2002, in the stated principal amount of $1,000,000.00 executed by Produr and Tromex (collectively, the "Home Interiors Debt"), and the Xanadu Debt. The term "Xanadu Debt" shall be defined as amounts due by Original Owners to Xanadu Candle International, Ltd., a British Virgin Islands corporation, under that certain Reconocimiento de Adeudo dated December 1, 2002, as amended January 24, 2003, among Original Owners and Xanadu. The amount of the Xanadu Debt will be adjusted by audit performed by Buyer so that it includes only sums advanced to or for the direct benefit of Original Owners and interest at eight percent (8%); however, in no event shall the Xanadu Debt exceed the sum of U.S. One Million Two Hundred Twenty Six Thousand Nine Hundred Forty-Seven and 28/100 Dollars ($1,226,947.28). The definition of the Xanadu Debt noted herein shall control over any other definition noted in any other document executed by the parties on the same date herewith.

         (b) Upon the terms and subject to the conditions set forth in this Agreement, at the First Closing, Seller shall grant to Buyer an irrevocable option to purchase the Acquired Assets (the



ASSET PURCHASE AGREEMENT - PAGE 1

"Option"), in consideration of the agreement by Buyer to establish a revolving line of credit (the "Credit Line") for the benefit of Seller in the maximum amount of FIVE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($5,375,000.00), in strict accordance with Section 5.6. However, the Option shall not entitle Buyer to purchase accounts receivable of Seller, and all accounts receivable of Original Owners and Seller together with those other assets listed on Schedule 1.1(b) shall be excluded from assets to be sold to Buyer (the "Excluded Assets").

         (c) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Closing (as defined in Section 2.1), upon the exercise by Buyer of the Option, Seller shall sell to Buyer, all of the assets of every type and description, real, personal and mixed, tangible or intangible, and wherever located, used or held for use by or on behalf of Seller, in connection with the Business, including, without limitation, the Acquired Assets and all property acquired following the date of the First Closing and through the date of the Second Closing, but excluding the Excluded Assets, in consideration of the payment by Buyer to Seller of the following amounts (the "Option Exercise Price"):

                  (i) The Initial Payment (as defined in Section 1.2); and

                  (ii) The Deferred Payment (as defined in Section 1.3).

The Acquired Assets shall be transferred by Seller to Buyer free of Liens of any kind or character. It is understood by the parties that immediately prior to the Second Closing a Lien will exist in favor of Buyer to secure the Credit Line and a Lien will exist in favor of Xanadu to secure the Xanadu Debt; however, all releases and other instruments evidencing the release of Lien securing the Xanadu Debt, satisfactory to Buyer in its sole discretion, shall be provided to Buyer at Closing as a condition to Buyer's obligation to effect the Second Closing.

         SECTION 1.2 Initial Payment at Second Closing. At the Second Closing, following repayment by the Seller to Buyer of the amount due under Section 5.6, with respect to the Credit Line, Buyer will pay to the Seller in cash the Initial Payment, which shall be an amount equal to:

         (a) the Repayment Amount; PLUS

         (b) fifty percent (50%) of the value of unsold inventory manufactured by the Original Owners and Seller during the month of January 2003 and on hand on the date of the Second Closing, which shall be valued at the lesser of wholesale value and fair market value; PLUS

         (c) fifty percent (50%) of the amount (if positive) calculated by subtracting (i) the Repayment Amount from (ii) $5,375,000.00.

         SECTION 1.3 Deferred Payment Following Second Closing. If (a) the Revenue of Buyer from all sources other than HIG and HIG Affiliates for the fiscal year ending December 31, 2003 is greater than U.S.$10,000,000.00, and (b) the Revenue of Buyer for the fiscal year ending December 31, 2003 received from Pottery Barn is $7,000,000.00 or more, Buyer will make a payment of U.S.$125,000.00 to the Seller (or its designee), within thirty days following completion



ASSET PURCHASE AGREEMENT - PAGE 2
of internal audits necessary for the calculation of Revenue, but not later than ninety (90) days following December 31, 2003, (such potential payment to be referred to as the "Deferred Payment"). "Revenue" shall mean gross revenue from sales of inventory of Buyer made in the ordinary course of business (but excluding Revenue from sales to HIG and HIG Affiliates). Calculation of Revenue will be in accordance with U.S. GAAP.

         SECTION 1.4 Liabilities. In connection with the purchase of the Acquired Assets at the First Closing, Seller shall assume the Home Interiors Debt and the Xanadu Debt. In connection with the purchase of the Acquired Assets at the Second Closing, Buyer shall only assume only those liabilities specifically listed on the attached Schedule 1.4 ("Assumed Liabilities").
Schedule 1.4 shall be updated at Closing, subject to approval by Buyer in its sole discretion. Seller agrees that it will be solely responsible for the satisfaction and discharge of all liabilities of Seller other than the Assumed Liabilities, that accrue prior to as well as after the Second Closing Date, and further, if necessary, Seller will contribute a portion of the Initial Payment, or cause Xanadu to accept reduced payment of the Xanadu Debt or otherwise provide sufficient funds to make satisfactory arrangements with all creditors, such that all material liabilities of Original Owners and Seller (other than the Xanadu Debt) are satisfied and all Liens on Acquired Assets are released, prior to or simultaneously with the Second Closing. Buyer agrees that it will be solely responsible for the satisfaction and discharge of all Assumed Liabilities. Buyer further agrees that it will be solely responsible for all liabilities relating to the Business which arise following the Second Closing Date.

         SECTION 1.5 Hold-back of Xanadu Funds. Seller will cause Xanadu to allow the sum of Two Hundred Thousand and No/100 Dollars ($200,00.00) otherwise payable to Xanadu in satisfaction of the Xanadu Debt to be remitted to and held by Buyer at the Second Closing in order to satisfy the claims of unpaid creditors of Original Owners or Seller arising prior to the Second Closing Date ("Creditor Claims"), to the extent that (a) such liabilities have not been paid in full or compromised and paid in accordance with an agreement by such creditor to accept less than full payment as of the date of the Second Closing, and (b) Buyer agrees to effect the Second Closing, notwithstanding the existence of such unpaid liabilities of Original Owners or Sellers as of the date of the Second Closing. Nothing in the preceding sentence shall be construed as a waiver by Buyer of any of its rights under this Agreement before, at, or following the Second Closing. Funds so held by Buyer shall not accrue interest in favor of Xanadu. Seller and Xanadu shall be entitled for ninety (90) days following Closing to control the negotiation and settlement of Creditor Claims and Buyer's consent to any compromise and settlement of Creditor Claims shall not be unreasonably withheld. Buyer shall be entitled to establish a reserve of any portion of the funds held, to pay Creditor Claims, prior to entering into a compromise and settlement with any such creditor (the "Creditor Reserve"). Twelve (12) months following the Second Closing, Buyer shall remit to Xanadu or Xanadu's designee all remaining sums which were not used to pay Creditor Claims or are not included in a Creditor Reserve.

                                    ARTICLE 2
                                    CLOSINGS

         SECTION 2.1 Closings. The purchase by Buyer of the Acquired Assets will be affected through two closings. The first closing ("First Closing") will take place on or before January 24,



ASSET PURCHASE AGREEMENT - PAGE 3

2003 (the "First Closing Date"), at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas, 75204, unless another time, date or place is agreed to in writing by the parties thereto. The second closing ("Second Closing") will take place on or before February 17, 2003 (the "Second Closing Date"), at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas, 75204, unless another time, date or place is agreed to in writing by the parties thereto.

         SECTION 2.2 Transfer of Assets to Seller at the First Closing.At the First Closing, the Original Owners shall do and take all steps reasonable and necessary to transfer, assign and convey to Seller all of the right, title and interest of Original Owners in and to the Acquired Assets. On and following the First Closing, the Acquired Assets will be free of any Lien, except for the a first priority Lien securing liabilities of Seller to Buyer arising under the Credit Line and remaining unpaid Home Interiors Debt, if any, as described in
Section 5.6 and a subordinate Lien securing the Xanadu Debt.

         At the First Closing the Original Owners shall deliver, or cause to be delivered the following items:

                  (i) Certified copies of the Original Owners' incorporation deeds, as well as evidence of registration of the same in the Public Registry of Commerce;

                  (ii) Certified copies of the public deeds through which the powers of attorney of Original Owners' legal representatives to complete the transactions noted herein are evidenced;

                  (iii) Copies of all permits, authorizations or licenses to be granted by any Governmental Entities necessary in order for the Acquired Assets to be transferred by Original Owners to Seller, including without limitation any permit (pedimentos de importacion) necessary to transfer any imported asset (the "Import Permit"), provided, however, it is agreed by the parties that with respect to the property described in Schedule 2.2(iii) (the "Imported Property") the required Import Permit shall have been requested promptly following the First Closing and received prior to the Second Closing;

                  (iv) A notarial instrument, executed by a properly empowered notary public and the Original Owners, in form and substance satisfactory to Seller and Buyer and their legal counsel, evidencing the conveyance to Seller of good and marketable title in fee simple absolute to the Real Property;

                  (v) Invoices, executed by Original Owners, in form and substance satisfactory to Seller and Buyer and their legal counsel, to convey to Seller good and marketable title to all personal and intangible property; and

                  (vi) Such other documents, certificates of title, endorsements, assignments and instruments in form and substance reasonably satisfactory to Seller and Buyer and their legal counsel, as shall be reasonably necessary to vest in Seller title to the Acquired Assets.



ASSET PURCHASE AGREEMENT - PAGE 4

         At the First Closing the Seller shall deliver, or cause to be delivered the following items:

                  (i) Certified copies of the Seller's incorporation deeds, as well as evidence of registration of the same in the public registry of commerce;

                  (ii) Certified copies of the public deeds through which the powers of attorney of Seller's legal representatives to complete the transactions noted herein are evidenced;

                  (iii) The agreements and instruments described in Section 5.6, executed by Seller, in form and substance satisfactory to Buyer and its legal counsel, to establish the Credit Line and to secure payment of the Credit Line by all Acquired Assets; and

                  (iv) Such other documents, certificates of title, endorsements, assignments and instruments in form and substance reasonably satisfactory to Buyer and its legal counsel, as shall be reasonably necessary, advisable or desirable to grant to Buyer a first priority Lien on and the Option.

         SECTION 2.3 Transfer of Assets to Buyer at the Second Closing; Payment. At the Second Closing, upon exercise by Buyer of the Option and full payment of that portion of the Purchase Price due at the Second Closing, Seller shall do and take all steps reasonable and necessary to transfer, assign and convey to Buyer all of the right, title and interest of Seller in and to the Acquired Assets. Buyer shall deliver to Seller the Initial Payment in cash at the Second Closing. On and following the Second Closing, the Acquired Assets will be free of any Lien, and the Lien securing the Xanadu Debt will be released at the Second Closing, whether or not the Xanadu Debt is paid in full. If all conditions to the Second Closing are satisfied, and that portion of the Purchase Price due at the Second Closing has been paid in full, Seller shall cause Xanadu to agree to such Release of Lien in substantially the form attached to this Agreement as Exhibit "A" (the "Xanadu Release"). At the Second Closing, Seller shall deliver, or cause to be delivered, the following items:

                  (i) Certified copies of the Seller's incorporation deeds, as well as evidence of registration of the same in the public registry of commerce;

                  (ii) Certified copies of the public deeds through which the powers of attorney of Seller's legal representatives to complete the transactions noted herein are evidenced;

                  (iii) Copies of all permits, authorizations or licenses needed to be granted by any Governmental Entities in order for the Acquired Assets to be transferred by Seller to Buyer, including, without limitation, the Import Permit referenced in Section 2.2(iii);

                  (iv) A notarial instrument, executed by a properly empowered notary public and the Seller, in form and substance satisfactory to Buyer and its legal counsel, evidencing the conveyance to Buyer of good and marketable title in fee simple absolute to the Real Property, free of any Lien;



ASSET PURCHASE AGREEMENT - PAGE 5

                  (v) Invoices, executed by Seller, in form and substance satisfactory to Buyer and its legal counsel, to convey to Buyer good and marketable title to all personal and intangible property, free of any Lien; and

                  (vi) Such other documents, certificates of title, endorsements, assignments and instruments in form and substance reasonably satisfactory to Buyer and its legal counsel, as shall be reasonably necessary to vest in Buyer title to the Acquired Assets.

         SECTION 2.4 Value Added Tax. It is agreed that if Value Added Tax is incurred at the First Closing as a result of the transfer of the Acquired Assets from Original Owners to Seller, then Seller shall bear responsibility for payment and be entitled to all refunds or other tax benefits relating to Seller's payment of the Value Added Tax. Further, it is agreed that if Value Added Tax is incurred at the Second Closing as a result of the transfer of the Acquired Assets from Seller to Buyer, then Buyer shall bear responsibility for payment and be entitled to all refunds or other tax benefits relating to Buyer's payment of the Value Added Tax at the Second Closing.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of Original Owners. As an inducement to Seller and Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Original Owners hereby jointly and severally represent and warrant to Seller and Buyer that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the First Closing Date and, as applicable, thereafter.

                  (a) Organization, Standing and Corporate Power of Produr. Produr is a corporation, duly organized and validly existing under the laws of the United Mexican States, as evidenced in Public Deed No. 20,356 dated March 9, 1988, before Mr. Jesus Montano Garcia, Notary Public No, 60 for the Federal District, duly registered with the Public Registry of Commerce of Monterrey, Nuevo Leon, under No. 499 Folio 165, Volume 303, Book No. 3, second auxiliary, Commerce Section, and has the requisite corporate power and authority to carry on its business as now being conducted. Its legal representative in this act, Mr. Harold Lynn Blankemeyer, has sufficient authority to execute this Agreement as evidenced in the Public Deed described above, which authority to date has not been revoked nor amended or limited in any manner whatsoever.

                  (b) Organization, Standing and Corporate Power of Tromex. Tromex is a corporation, duly organized and validly existing under the laws of the United Mexican States, as evidenced in Public Deed No. 704 dated February 20, 1981, before Mr. Ramiro A. Bravo Rivera, Notary Public No. 18 for Monterrey, Nuevo Leon, and duly registered with the Public Registry of Commerce of Monterrey, Nuevo Leon, under No. 410 Folio 259, Volume 243, Book No. 3, second auxiliary, Commerce Section, and has the requisite corporate power and authority to carry on its business as now being conducted. Its legal representative in this act has sufficient power and authority in order to execute this Agreement as evidenced in Public Deed No. 5190 granted on March 17, 1993, by Mr. Carlos Rousseau Garza, Notary Public No. 74 of Guadalupe, Nuevo Leon, which true first copy was recorded before the Public Registry of Commerce at Monterrey, Nuevo Leon,


ASSET PURCHASE AGREEMENT - PAGE 6
under commercial folio 1816, Volume 199-37, Book No. 4, third auxiliary, Commerce Section, which authority to date has not been revoked or amended or limited in any manner whatsoever.

                  (c) Authority; Noncontravention. Original Owners have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Original Owners and the consummation by Original Owners of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Original Owners, including, but not limited to the authorizations granted by the Board of Directors Meetings of Original Owners to execute this Agreement on behalf of Original Owners, including powers of attorney for acts of domain or a valid special power of attorney to enter into this specific transaction. This Agreement has been duly executed and delivered by Original Owners and constitutes a valid and binding obligation of Original Owners, enforceable against Original Owners in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any Liens upon (except as set forth in Section 5.6), any of the properties or assets of Original Owners under (i) the incorporation deeds or bylaws of Original Owners, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Original Owners or their properties or assets or any other Material Agreement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Original Owners or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Original Owners in connection with the execution and delivery of this Agreement by Original Owners or the consummation by Original Owners of the transactions contemplated by this Agreement.

                  (d) Financial Statements. Schedule 3.1(d) contains the unaudited balance sheets of Original Owners as of December 31, 2001 and for the eleven (11) month period ending November 30, 2002, as prepared by Original Owners and the related statements of operations for the fiscal years then ended, including the footnotes thereto, (collectively, the "Financial Statements"). Such Financial Statements have been prepared in conformity with Mexican GAAP, and present fairly, in all material respects, the financial position of and results of operations, changes in Stockholders' equity and cash flows of Original Owners as of and for the periods then ended.

                  (e) Undisclosed Liabilities. Except (i) as disclosed, reflected or reserved against in the Financial Statements, or (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the date of the Financial Statements, Original Owners do not have any Knowledge of material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by Mexican GAAP to be set forth on the Financial Statements of Original Owners. No facts or circumstances exist whereby any employee, officer, director or agent of Original Owners would be entitled to make a material claim for indemnification under the incorporation deed or bylaws of Original Owners or under the Federal Labor Law or other applicable law of Mexico.



ASSET PURCHASE AGREEMENT - PAGE 7

                  (f) Litigation. Except as set forth in Schedule 3.1(f), there is no suit, action or legal proceeding pending or, to the Knowledge of Original Owners, threatened against or affecting Original Owners, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Original Owners.

                  (g) Taxes. Except as set forth in Schedule 3.1(g), all Taxes that are due and payable by Original Owners have been timely paid, and Original Owners have timely and accurately filed (and, through the First Closing Date, will timely and accurately file) all Tax reports and returns required by law to be filed by Original Owners.

                  (h) Brokers. Except as set forth in Schedule 3.1(h), no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Original Owners, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Original Owners.

                  (i) Compliance with Laws; Environmental Laws. Original
                  Owners have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on the Business substantially as now conducted, and there has occurred no default under any such Permit. Original Owners are and have been in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, which could result in a material fine or a forfeiture or other Material Adverse Effect.

                           (ii) Original Owners have not received any written
                  communication from a Governmental Entity alleging that Original Owners are not in compliance in any material respect with, or have liability under, any Environmental Laws. Original Owners hold, and have complied with and are in compliance with, all Permits required for Original Owners to conduct their business under Environmental Laws, and Original Owners are in compliance with all Environmental Laws.

                           (iii) Original Owners have not at any time
                  maintained, any Hazardous Materials within their property, which could affect the Acquired Assets.

                  (j) Title to Properties; Liens. Original Owners have good title to, or valid leasehold interests in, all of their tangible properties and assets, including, without limitation, the Acquired Assets. All such tangible assets and properties, other than assets and properties in which they have a leasehold interest, are free and clear of all Liens, except those in favor of Home Interiors & Gifts, Inc., Buyer and Xanadu. Upon consummation of the transactions proposed herein to be consummated at the First Closing, Seller will own the Acquired Assets free and clear of all Liens except for a first priority Lien in favor of Buyer and a subordinate Lien securing the Xanadu Debt. In connection with First Closing, Original Owners shall provide evidence reasonably satisfactory to Buyer that indicate whether the Acquired Assets are imported and whether their sale relates to a first sale. The Acquired Assets constitute all of the assets and properties, real, personal, tangible and intangible that are used or useable in the conduct of the Business as presently being conducted.



ASSET PURCHASE AGREEMENT - PAGE 8

None of the Acquired Assets are required to be registered with any Mexican Public Registry. Additionally, none of the Acquired Assets are subject to any Mexican governmental program, such as Pitex or maquila, that could limit the transferability of the Acquired Assets.

                  (k) Owned and Leased Real Property. Schedule 3.1(k) contains a list and brief description of all of the owned and leased real property of Original Owners (the "Real Property"). The Real Property constitutes all real properties used or occupied by Original Owners in connection with the Business. Except as set forth on Schedule 3.1(k), with respect to the Real Property:

                           (i) No portion thereof is subject to any pending
                  condemnation proceeding by any public or quasi-public authority and, to the Knowledge of Original Owners, there is no threatened condemnation proceeding with respect thereto as evidenced by the No-Lien Certificate issued by the Public Registry of Property of Monterrey, Nuevo Leon and of Guadalajara, Jalisco, Mexico, attached hereto as Exhibit "B-1 and B-2";

                           (ii) All buildings and structures located on the Real
                  Property, as well as the operation and maintenance thereof, comply in all material respects with all applicable legal requirements, and do not violate in any material respect the rights of any third party and, except as set forth in Schedule 3.1(k), all buildings and structures are in good and operable condition, in all material respects;

                           (iii) Except as set forth in Schedule 3.1(k), no
                  written notice of any increase in the assessed valuation of the owned Real Property and no written notice of any contemplated special assessment has been received by Original Owners and, to the Knowledge of Original Owners, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Real Property;

                           (iv) There are no contracts, agreements, instruments,
                  licenses, commitments, leases or similar document, written or oral, to which Original Owners are a party, granting to any one or more persons the right of use or occupancy of any portion of the parcels of the Real Property;

                           (v) There are no persons (other than Original Owners
                  and Seller) in possession of the Real Property; and

                           (vi) Original Owners have complied in paying any and
                  all property taxes and all other rights and fees regarding the Real Property as evidenced by the corresponding invoices for the last five (5) years attached hereto as Exhibit "C".

                  (l) Employee Relations. Schedule 3.1(l) hereto sets forth a list of (x) all employees, commission salespersons and independent contractors of Original Owners as of December 31, 2002, (y) then current annual compensation of, and a description of fringe benefits provided by Original Owners to any such employees, commission salespersons and independent contractors, and (z) any increase, effective on or after



ASSET PURCHASE AGREEMENT - PAGE 9

                  December 31, 2002, in the rate or manner of compensation of any employees, commission salespersons or independent contractors.

                           (ii) Original Owners have no employment, consulting,
                  labor union or collective bargaining agreement with any director, officer or employee of Original Owners, except as set forth on Schedule 3.1(l).

                           (iii) Original Owners are and have complied with all
                  laws, rules and regulations which relate to hiring, termination, wages, hours, discrimination in employment, working conditions, including without limitation, laws, rules and regulations relating to equal employment opportunities, fair employment practices and occupational health and safety, and collective bargaining and are not liable for any material arrears of wages or any Taxes (including penalties) for failure to so comply with any of the foregoing.

                           (iv) Except as set forth on Schedule 3.1(l), Original
                  Owners have duly paid all taxes and contributions in connection with their actual or former employees, including those related with the Mexican Social Security Institute
                  (IMSS), National Workers Housing Fund (INFONAVIT) and the Retirement Administration System (SAR).

                           (v) There is no unfair labor practice charge or
                  material complaint against Original Owners pending before any Governmental Entity. There is no charge or complaint against Original Owners pending, or to the Knowledge of Original Owners, threatened under any Legal Requirement. There is no labor strike, dispute or stoppage, or any union organizing campaign or petition for certification actually pending or, to the Knowledge of Original Owners, threatened against or involving Original Owners. No labor grievance has been filed with Original Owners, has arisen out of or under a collective bargaining or other labor agreement and is pending, and no claim therefore has been asserted. Original Owners have not experienced any work stoppage over the past two years.

                  (m) Insurance. Schedule 3.1(m) sets forth a list of all policies of insurance maintained, owned or held by or for the benefit of Original Owners on the date hereof. Original Owners shall use reasonable efforts to keep or cause such insurance or comparable insurance to be kept in effect through the Closing Date. Original Owners have complied with their obligations under each of such insurance policies, and to the Knowledge of Original Owners, have not failed to give any notice or present any claim thereunder in a due and timely manner.

                  (n) Customers and Suppliers. Schedule 3.1(n) sets forth a list of names and addresses of all customers and all suppliers, individually accounting for $50,000.00 or more of Original Owners' sales or purchases during the twelve (12) calendar months prior to December 31, 2002. To the Knowledge of the Original Owners, there exists no actual termination or cancellation of the business relationship of Original Owners with any material customer or material group of



ASSET PURCHASE AGREEMENT - PAGE 10
customers or with any supplier or group of suppliers listed therein with respect to which Original Owners have received written or oral notice of such termination or cancellation, as the case may be.

                  (o) Leased Personal Property. Schedule 3.1(o) contains a list of all leases involving aggregate lease payments over the life of such lease in excess of $1,000.00 under which Original Owners are a lessee of or holds or operates any personal property owned by any third person, and true, complete and correct copies (or, in the case of oral leases, written descriptions) of such leases have been previously furnished to Buyer.

                  (p) Acquired Assets are Freely Transferable. Except as set forth on Schedule 3.1(p), all of the Acquired Assets that were imported into Mexico are freely transferable.

                  (q) Transactions With Related Parties. Neither the Stockholders of the Original Owners, nor any spouse, child, parent, sibling or any other person or entity closely related to or affiliated with the Stockholders of the Original Owners, as the case may be, nor any employee, officer or director of Original Owners (i) owns any equity interest, directly or indirectly in, or is an officer or director of, any proprietorship, firm, company, corporation, partnership or other entity which: (a) is a competitor of Original Owners; (b) is a customer or supplier of Original Owners; or (c) has any contractual or business relationship whatsoever with either (i) Original Owners (provided that the foregoing does not apply to the ownership by any of them of not more than five percent (5%) of any outstanding security (or any class thereof) of any corporation or partnership listed on a national securities exchange); or (ii) has or claims to have any direct or indirect interest in any tangible or intangible property of Original Owners, except with respect to the Stockholders of Original Owners as holders of common stock of Original Owners.

                  (r) Material Agreements. Schedule 3.1(r) contains a true and complete list of all written and oral contracts, agreements, instruments and other understandings and commitments to which Original Owners are a party (all such contracts, agreements, instruments and other understandings and commitments, together with those listed on the other Schedules hereto, being collectively called "Original Owners' Material Agreements" herein). Except as set forth on Schedule 3.1(r), Original Owners are not a party to any of the following, whether written or oral:

                           (i) distributorship, dealer, sales, advertising,
                  agency, manufacturer's representative or other contract relating to the payment of a commission;

                           (ii) collective bargaining agreement or other
                  contract with or commitments to any labor union or proposed labor union;

                           (iii) contract for future sales;

                           (iv) contract or commitment for the employment of any
                  officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;



ASSET PURCHASE AGREEMENT - PAGE 11

                           (v) indenture, mortgage, promissory note, loan
                  agreement, pledge agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized;

                           (vi) contract or commitment for capital expenditures
                  in excess of either $10,000.00 individually, or $25,000.00 in the aggregate;

                           (vii) agreement or arrangement for the sale of any
                  assets, properties or rights or services or products other than the sale thereof in the ordinary course of business at normal profit margins;

                           (viii) contract with respect to the lending or
                  investing of funds;

                           (ix) contract or indemnification with respect to any
                  form of intangible property, including any intellectual property rights or confidential and proprietary information (except prepackaged software used in the ordinary course of business);

                           (x) contract which restricts Original Owners from
                  engaging in any aspect of their business anywhere in the world;

                           (xi) agreement for the acquisition or disposition of
                  any entity or a division of an entity made within the preceding ten (10) years; or

                           (xii) any other contract material to the business of
                  Original Owners.

                           (xiii) All Original Owners' Material Agreements are
                  in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Original Owners have in all material respects performed all of the obligations required to be performed by it to date pursuant to Original Owners' Material Agreements, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by Original Owners or, to the Knowledge of Original Owners, any other party to any of Original Owners' Material Agreements.

                  (s) No Additional Representations. ORIGINAL OWNERS DO NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

         SECTION 3.2 Representations and Warranties of Seller. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date of this Agreement (except as otherwise noted) and will be true and correct with equal force and effect as of the Second Closing Date.



ASSET PURCHASE AGREEMENT - PAGE 12

                  (a) Organization, Standing and Corporate Power of Seller. Seller is a corporation, duly organized and validly existing under the laws of the United Mexican States, as evidenced in Public Deed No. 145 dated December 16, 2002, before Mr. Fernando Hernandez Gomez, Public Broker No. 9 for the State of Jalisco, duly registered with the Public Registry of Commerce of Guadalajara, Jalisco, under Commercial File 16789 and has the requisite corporate power and authority to carry on its business as now being conducted. Its legal representative in this act, Mr. Armando Araujo, has sufficient authority to execute this Agreement as evidenced in the Public Deed described above, which authority to date has not been revoked nor amended or limited in any manner whatsoever.

                  (b) Authority; Noncontravention. Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller, including, but not limited to the authorizations granted by the Board of Directors Meetings of Seller to execute this Agreement on behalf of Seller, including powers of attorney for acts of domain or a valid special power of attorney to enter into this specific transaction. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any Liens upon (except as set forth in Section 5.6), any of the properties or assets of Seller under (i) the incorporation deed or bylaws of Seller, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Seller or their properties or assets or any other Material Agreement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement.

                  (c) Undisclosed Liabilities. Except for liabilities to Buyer and the Xanadu Debt, and as set forth in Schedule 3.2(c), Seller does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). No facts or circumstances exist whereby any employee, officer, director or agent of Seller would be entitled to make a claim for indemnification under the incorporation deed or bylaws of Seller or under the Federal Labor Law or other applicable law of Mexico.

                  (d) Absence of Certain Changes or Events with respect to Seller. Since the date of Seller's formation, Seller has conducted its business in the ordinary course, and there has not been (i) any Material Adverse Change in or to Seller, (ii) any debt incurred or assumed other than the Credit Line and accounts payable in the ordinary course of business, (iii) any granting by Seller to any employee of Seller of any increase in compensation, or any granting by Seller to any employee



ASSET PURCHASE AGREEMENT - PAGE 13
of any severance or termination pay, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect on the Acquired Assets, (v) any change in accounting methods, principles or practices by Seller, materially affecting its assets, liabilities or business, except insofar as any have been required by a change in generally accepted accounting principles, (vi) any acquisition of real property or undertaking or commitment to undertake capital expenditures, (vii) any cancellation of any debts owed to or claims held by Seller, or (viii) any sale, lease, transfer or other disposition of, or mortgage, pledge or creation of any encumbrance on any assets of Seller other than a Lien in favor of Buyer.

                  (e) Litigation. There is no suit, action or legal proceeding pending or, to the Knowledge of Seller, threatened against or affecting Seller, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller.

                  (f) Taxes. All Taxes that are due and payable by Seller have been timely paid, and Seller has timely and accurately filed (and, through the Second Closing Date, will timely and accurately file) all Tax reports and returns required by law to be filed by Seller.

                  (g) Brokers. Except as set forth in Schedule 3.2(g), no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Seller, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                  (h) Compliance with Laws; Environmental Laws. Seller has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business substantially as now conducted, and there has occurred no default under any such Permit. Seller is and has been in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity.

                           (ii) Seller has not received any written
                  communication from a Governmental Entity alleging that Seller is not in compliance in any material respect with, or have liability under, any Environmental Laws. Seller holds, and have complied with and are in compliance with, all Permits required for Seller to conduct their business under Environmental Laws, and Seller is in compliance with all Environmental Laws.

                           (iii) Seller has not at any time maintained, and will
                  not maintain from this date to the Second Closing, any Hazardous Materials within its property, which could affect the Acquired Assets.

                  (i) Title to Properties; Liens. Seller has good title to, or valid leasehold interests in, all of its tangible properties and assets, including without limitation, the Acquired Assets. All such tangible assets and properties, other than assets and properties in which it has a leasehold interest, are free and clear of all Liens, except for Liens in favor of Buyer and Xanadu. Upon consummation



ASSET PURCHASE AGREEMENT - PAGE 14
of the transactions to occur at the Second Closing, Buyer will own the Acquired Assets free and clear of all Liens. In connection with Second Closing, Seller shall provide invoices that indicate whether the Acquired Assets are imported and whether their sale relates to a first sale. The Acquired Assets constitute all of the assets and properties, real, personal, tangible and intangible that are used or useable in the conduct of the Business. None of the Acquired Assets are required to be registered with any Mexican Public Registry. Additionally, none of the Acquired Assets are subject to any Mexican governmental program, such as Pitex or maquila, that could limit the transferability of the Acquired Assets.

                  (j) Owned and Leased Real Property. The Real Property constitutes all real properties used or occupied by Seller in connection with its business.

                           (ii) Except as set forth on Schedule 3.1(j), with
                  respect to the Real Property:

                                    (A) No portion thereof is subject to any
                           pending condemnation proceeding by any public or quasi-public authority and, to the Knowledge of Seller, there is no threatened condemnation proceeding with respect thereto as evidenced by the No-Lien Certificate issued by the Public Registry of Property of Monterrey, Nuevo Leon, Mexico, to be provided to Buyer at the Second Closing;

                                    (B) All buildings and structures located on
                           the Real Property, as well as the operation and maintenance thereof, comply in all material respects with all applicable legal requirements, and do not violate in any material respect the rights of any third party and, except as set forth in Schedule 3.2(j), all buildings and structures are in good and operable condition, in all material respects;

                                    (C) Except as set forth in Schedule 3.2(j),
                           no written notice of any increase in the assessed valuation of the owned Real Property and no written notice of any contemplated special assessment has been received by Seller and, to the Knowledge of Seller, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Real Property;

                                    (D) There are no contracts, agreements,
                           instruments, licenses, commitments, leases or similar document, written or oral, to which Seller is a party, granting to any one or more persons the right of use or occupancy of any portion of the parcels of the Real Property;

                                    (E) There are no persons (other than Seller)
                           in possession of the Real Property; and

                                    (F) Seller has complied in paying any and
                           all property taxes and all other rights and fees regarding the Real Property.



ASSET PURCHASE AGREEMENT - PAGE 15

                  (k) Accounts Receivable. All accounts of Seller have arisen from bona fide arms length transactions by Seller in the ordinary course of business, and Seller has performed all of its obligations in connection with such accounts receivable.

                  (l) Employees. Seller has and will have through the date of the Second Closing, no employees.

                  (m) Insurance. Schedule 3.2(m) sets forth a list of all policies of insurance maintained, owned or held by or for the benefit of Seller as of the First Closing Date. Seller shall use reasonable efforts to keep or cause such insurance or comparable insurance to be kept in effect through the Second Closing Date. Seller will comply with its obligations under each of such insurance policies, and will not fail to give any notice or present any claim thereunder in a due and timely manner.

                  (n) Leased Personal Property. Schedule 3.2(n) contains a list of all leases involving aggregate lease payments over the life of such lease in excess of $1,000.00 under which Seller is a lessee of or holds or operates any personal property owned by any third person, and true, complete and correct copies (or, in the case of oral leases, written descriptions) of such leases have been previously furnished to Buyer.

                  (o) Transactions With Related Parties. Neither the Stockholders of Seller, nor any spouse, child, parent, sibling or any other person or entity closely related to or affiliated with the Stockholders of Seller, as the case may be, nor any employee, officer or director of Seller (i) owns any equity interest, directly or indirectly in, or is an officer or director of, any proprietorship, firm, company, corporation, partnership or other entity which: (a) is a competitor of Seller; (b) is a customer or supplier of Seller; or (c) has any contractual or business relationship whatsoever with either (i) Seller; provided that the foregoing does not apply to the ownership by any of them of not more than five percent (5%) of any outstanding security (or any class thereof) of any corporation or partnership listed on a national securities exchange; or (ii) has or claims to have any direct or indirect interest in any tangible or intangible property of Seller, except with respect to the Stockholders of Seller as holders of common stock of Seller.

                  (p) Material Agreements. Schedule 3.2(p) contains a true and complete list of all written and oral contracts, agreements, instruments and other understandings and commitments to which Seller is a party (all such contracts, agreements, instruments and other understandings and commitments, together with those listed on the other Schedules hereto, being collectively called "Seller's Material Agreements" herein). Except as set forth on Schedule 3.2(p), Seller is not a party to any of the following, whether written or oral:

                           (i) distributorship, dealer, sales, advertising,
                  agency, manufacturer's representative or other contract relating to the payment of a commission;

                           (ii) collective bargaining agreement or other
                  contract with or commitments to any labor union or proposed labor union;



ASSET PURCHASE AGREEMENT - PAGE 16

                           (iii) continuing contract for the purchase of
                  products, materials, supplies, equipment or services under which the undelivered balance thereof has a selling price in excess of $10,000.00 and under which Seller are obligated to perform for a period in excess of ninety (90) days after Closing, which is not terminable by Seller with less than thirty (30) days prior written notice without cost, forfeiture or other liability at or at any time after the Closing;

                           (iv) contract for sales under which the undelivered
                  balance thereof has a selling price in excess of $10,000.00 and under which Seller are obligated to perform for a period in excess of ninety (90) days after Closing, which is not immediately terminable by Seller without cost or other Liability at or at any time after the Closing;

                           (v) contract for future sales which is not
                  immediately terminable by Seller without cost or other liability at or at any time after the Closing;

                           (vi) contract or commitment for the employment of any
                  officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments;

                           (vii) indenture, mortgage, promissory note, loan
                  agreement, pledge agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized;

                           (viii) contract or commitment for capital
                  expenditures in excess of either $10,000.00 individually, or $25,000.00 in the aggregate;

                           (ix) agreement or arrangement for the sale of any
                  assets, properties or rights or services or products other than the sale thereof in the ordinary course of business at normal profit margins;

                           (x) contract with respect to the lending or investing
                  of funds;

                           (xi) contract or indemnification with respect to any
                  form of intangible property, including any intellectual property rights or confidential and proprietary information (except prepackaged software used in the ordinary course of business);

                           (xii) contract which restricts Seller from engaging
                  in any aspect of their business anywhere in the world;

                           (xiii) contract or group of related contracts with
                  the same person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three (3) months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance thereof has a selling price in excess of $10,000.00;



ASSET PURCHASE AGREEMENT - PAGE 17

                           (xiv) any other contract material to the business of
                  Seller.

                           (xv) All Seller's Material Agreements are in full
                  force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Seller have in all material respects performed all of the obligations required to be performed by it to date pursuant to the Seller's Material Agreements, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by Seller or, to the Knowledge of Seller, any other party to any of Seller's Material Agreements.

                  (q) No Additional Representations. SELLER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

         SECTION 3.3 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date:

                  (a) Organization, Standing and Corporate Power of Buyer. Buyer is a corporation, duly organized and validly existing under the laws of the United Mexican States, as evidenced in Public Deed No. 32,806 dated December 16, 2002, before Mr. Jose Moria Morera Gonzalez, Notary Public No. 102 for the Federal District, duly registered with the Public Registry of Commerce of Monterrey, Nuevo Leon, under No. 12737, Volume 3, first book on December 20, 2002 , and has the requisite corporate power and authority to carry on its business as now being conducted. Its legal representative in this act, Mr. Kenneth J. Cichocki, has sufficient authority to execute this Agreement as evidenced in the Public Deed described above, which authority to date has not been revoked nor amended or limited in any manner whatsoever.

                  (b) Authority; Noncontravention. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of the incorporation deed or bylaws of Buyer. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer, of any of the transactions contemplated by this Agreement.



ASSET PURCHASE AGREEMENT - PAGE 18

                  (c) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Buyer, threatened against or affecting Buyer that, individually or in the aggregate, could reasonably be expected to (i) impair the ability of Buyer to perform its obligations under this Agreement or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer having, or which, insofar as reasonably can be foreseen, would have any such effect in the future.

                  (d) Brokers. Except as set forth in Schedule 3.3(d), no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                  (e) Disclosure. Buyer, through the conducting of its due diligence, is not aware of any material inaccuracy in the representations and warranties of Original Owners and Seller; however, the parties agree that any Knowledge by Buyer of an inaccuracy in any representation of warranty of Original Owners and Seller shall not result in any liability of Buyer or prejudice the right of Buyer to pursue all rights and remedies set forth in this Agreement.

                  (f) No Additional Representations. BUYER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

                                    ARTICLE 4
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1 Conduct of Business by Seller. During the period from the date of this Agreement to the Second Closing Date, Original Owners and Seller, as applicable, shall carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, provided that Buyer funds on a timely basis requested Advances under the Credit Line in accordance with Section 5.6. Unless Seller advises Buyer in writing to the contrary, Seller shall own the Acquired Assets, but Original Owners shall continue to operate the Business. Further, Original Owners and Seller, as applicable, shall use all reasonable efforts to preserve intact the Business' current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that the goodwill relating to the Business, ongoing business and the Acquired Assets shall be unimpaired at the Second Closing Date. Without limiting the generality of the foregoing, but with the exceptions provided in this Agreement, during the period from the date of this Agreement to the Second Closing Date, without the prior written consent of Buyer, neither Original Owner nor Seller shall:

                  (a) acquire or agree to acquire (i) by merging or consolidating with, or by



ASSET PURCHASE AGREEMENT - PAGE 19
         purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to it;

                  (b) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets (including, without limitation, the Acquired Assets);

                  (c) (i) incur any indebtedness for borrowed money, guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of it, or guarantee any debt securities of another person, except in accordance with Section 5.6, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (d) make or agree to make any new capital expenditures;

                  (e) enter into any employment, bonus or severance agreements (or amend any of the foregoing) with any of its present employees or officers; or

                  (f) amend, modify, terminate or breach any Material Agreement or enter into any agreement that would constitute a Material Agreement hereunder; or

                  (g) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 4.2 Other Actions. Original Owners, Seller and Buyer shall not take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue, or (ii) any of the conditions to the Closings set forth in Article 6 and Article 7not being satisfied.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         SECTION 5.1 Access to Information; Confidentiality. Original Owners and Seller shall afford to Buyer reasonable access, during normal business hours during the period prior to the Closing Dates, to Original Owners' and Seller's respective properties, books, contracts, licenses, commitments, personnel and operating and other records and, during such period, each of Original Owners and Seller shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request with regard to the Business and the Acquired Assets. Each party shall treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third person (other than to the respective counsel, accountants, financial advisors, engineers, or the lenders of any party). Prior to the Closing, Buyer



ASSET PURCHASE AGREEMENT - PAGE 20
shall not use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Acquired Assets, or the negotiation or enforcement of this Agreement or any agreement contemplated hereby. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information that (i) is or becomes lawfully available to such party from a source other than the furnishing party, provided that such confidential information is not known by the receiving party to be subject to another confidentially agreement with or other obligation of secrecy to the furnishing party, (ii) is or becomes generally available to the public other than as a result of disclosure by such receiving party or its agents, or (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, and after notice to the furnishing party.

         SECTION 5.2 Reasonable Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Closings, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Original Owners and Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Original Owners and Seller, of (i) any representation or warranty made by such party contained in this Agreement that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not, in and of itself, excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.3 Fees and Expenses; Taxes.

                  (a) Except as set forth in Schedule 5.3 and Subsection 5.3(b), all fees and expenses incurred by the parties in connection with the Closings, this Agreement and the transactions contemplated by this Agreement (the "Expenses") shall be paid by the party incurring such expenses.



ASSET PURCHASE AGREEMENT - PAGE 21

                  (b) In the case of a willful and material breach of this Agreement by any party, all Expenses incurred by the prevailing, nonbreaching party or parties in connection with such breach, shall be paid by the party breaching this Agreement.

                  (c) Seller shall be responsible for the payment, if any, of any and all importation taxes, Value Added Taxes, and other related expenses to the Mexican customs and tax authorities necessary to modify the import regime on the Acquired Assets from temporary to definitive.

         SECTION 5.4 Public Announcements. Buyer, Original Owners and Seller will consult with each other before issuing, and will provide to each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement prior to such consultation and prior to the Closing Dates, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

         SECTION 5.5 Bank Accounts. Prior to the Second Closing Date, Seller will deliver to Buyer a list of all bank accounts, accounts with any other type of financial institution and safe deposit boxes of Seller and persons authorized to sign or otherwise act with respect thereto as of the date thereof.

         SECTION 5.6 Credit Line. At the First Closing, Buyer shall establish in favor of Seller a Revolving Line of Credit which shall provide for advances in the maximum principal amount at any one time outstanding of $5,375,000.00, on terms and conditions satisfactory to Buyer in Buyer's sole discretion. The sole purpose of the Credit Line shall be to fund certain liabilities of Original Owners in such amounts and on such dates as Buyer shall approve. The Credit Line shall be evidenced by a Revolving Promissory Note, and payment of amounts due under the Credit Line shall be secured by a first priority Lien on all Acquired Assets, as evidenced by a mortgage and pledge of assets executed by Seller. The Credit Line shall be subject to terms and conditions set forth in the Revolving Credit Agreement dated January 24, 2003, between Seller and Buyer (the "Credit Agreement"). All amounts advanced by Buyer to Seller under the Credit Line shall be due on demand, or if no demand is made, on the Second Closing Date. Principal outstanding under the Credit Line plus accrued interest and other amounts due, if any, under the Credit Agreement shall be referred to as the "Repayment Amount". If the transactions contemplated by this Agreement to occur at the Second Closing are consummated, then, and only in such event, amounts due under the Credit Line shall be satisfied through the payment by Seller to Buyer of the Repayment Amount, less the sum of (a) one-half ( 1/2) of the U.S. GAAP cash operating loss of the Business for the month of January 2003, and (b) the lesser of U.S. $50,000.00 and one-half (1/2) of the U.S. GAAP cash operating loss of the Business for the period from February 1, 2003 through February 7, 2003, as more fully set forth in the Credit Agreement.

         SECTION 5.7 Payment of Indebtedness. Prior to the Second Closing, Original Owners, in consultation with Seller, will repay the liabilities described in Schedule 5.7. At least three (3)



ASSET PURCHASE AGREEMENT - PAGE 22
business days prior to the Second Closing, Seller shall, unless Buyer agrees otherwise, obtain from the creditors listed in Schedule 5.7:

                  (a) a letter certifying the entire amount due as of the Second Closing Date to each such creditor; and

                  (b) wire transfer instructions for the payoff of such liabilities.

         SECTION 5.8 Employee Matters.From the First Closing Date through the Second Closing Date or earlier termination of this Agreement, Buyer and Original Owners will consult with each other with respect to communications with employees or employees' labor unions. The parties intend that Buyer become the substitute employer for some, but not all of the employees of Original Owners, if the Second Closing occurs. To that end, Buyer will determine prior to the Second Closing Date, which employees of Original Owners Buyer desires to employ. Buyer understands that the employees are represented by a labor union and that discussions relating to any change of terms of employment for the employees must be agreed by the labor union, in accordance with Mexican Labor Law. Upon Second Closing, Buyer will employ the designated employees of Original Owners on the same terms and conditions as such employees were employed by Original Owners, unless otherwise agreed by the labor unions, in accordance with Mexican Labor Law; however, prior to Second Closing, nothing in this Agreement shall be construed to require Buyer to hire or continue the employment of any particular number of employees of Original Owners or to continue in effect any particular employee benefit plan or arrangement of Seller or Original Owners. Prior to the Second Closing, Buyer shall notify Original Owners and Seller of the employees whom Buyer does not intend to employ, with the understanding that Original Owners will lay off such employees. Buyer will pay severance payments for employees that Original Owners lay off up to $250,000.00. Except for the employees that Buyer designates to be laid off, Buyer agrees to be the substitute employer for all employees of Original Owners after the Second Closing. Buyer agrees that for each employee that it maintains as substitute employer, it will, unless the employees' labor unions agree otherwise, as it may be allowed under Mexican Labor Law, allow employees to maintain the seniority and all other conditions attained by such employees when employed by Original Owners and otherwise provide benefits required under the employees' labor agreement with Original Owners and/or the labor union, as the case may be . However, Buyer shall have no liability whatsoever with respect to any matter relating to the employment of any person by Seller or Original Owners prior to the Second Closing Date or the costs of laying off employees of Original Owners prior to the Second Closing, except for the Assumed Liabilities. Similarly, Seller and Original Owners shall have no liability whatsoever with respect to any matter relating to the employment of any person by Buyer after the Second Closing Date or the costs of laying off employees of Buyer after the Second Closing.

                                    ARTICLE 6
                      CONDITIONS PRECEDENT TO FIRST CLOSING

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the First Closing. The respective obligations of each party to effect the Closing are subject to the satisfaction, or waiver on or prior to the First Closing Date of the following conditions:



ASSET PURCHASE AGREEMENT - PAGE 23

                  (a) Authorizations, Consents, and Approvals. Any authorizations, consents, approvals, orders or waivers required to be obtained, and all filings, notices or declarations required to be made with any Federal, foreign, state or local governmental regulatory agency, shall have been obtained or made.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the First Closing shall be in effect; provided, however, that each of the parties shall have used such party's reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

         SECTION 6.2 Conditions to Obligations of Seller. The obligations of Seller to effect the First Closing and to purchase the Acquired Assets pursuant to this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the First Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Original Owners, set forth in this Agreement, in each case as of the date of this Agreement, and as of the First Closing Date as though made on and as of the First Closing Date, shall be true and correct, and Seller shall have received a certificate to such effect, signed on behalf of Original Owners by authorized officers of Original Owners with respect to representations and warranties of Original Owners.

                  (b) Performance of Obligations of Original Owners. Original Owners shall have performed all obligations required to be performed by them under this Agreement at or prior to the First Closing Date, and Seller shall have received a certificate to such effect signed on behalf of each of Original Owners by an authorized officer of each.

                  (c) Performance of Obligations of Buyer. Buyer shall have performed all obligations required to be performed by it under this Agreement at or prior to the First Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by an authorized officer of it.

                  (d) Directors Authorizations. Original Owners shall have received approval of the sale of the Acquired Assets, pursuant to meetings of their Board of Directors, as prescribed by the charter and bylaws of Original Owners.

                  (e) No Suit or Judgment. There shall be no suit or proceeding instituted to prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, and there shall be no judgment, order or decree by any court with proper jurisdiction prohibiting consummation of such transactions.

                  (f) Delivery of Notarial Instruments and Invoices. Subject to the terms of this Agreement, Original Owners shall have delivered and shall have caused such instruments of transfer or conveyance, and of assignment, as are reasonably requested by Buyer to vest in Seller good and marketable title to the Acquired Assets, including, without limitation, a notarial instrument, executed



ASSET PURCHASE AGREEMENT - PAGE 24
by a properly empowered notary public and Original Owners, evidencing the transfer of the Real Property and invoices, executed by Original Owners, evidencing the transfer of the Acquired Assets other than the Real Property.

         SECTION 6.3 Conditions to Obligations of Buyer. The obligations of Buyer to effect the First Closing and to establish the Credit Line pursuant
Section 5.6 of this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the First Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Original Owner and Seller, set forth in this Agreement, in each case as of the date of this Agreement, and as of the First Closing Date as though made on and as of the First Closing Date, shall be true and correct, and Buyer shall have received a certificate to such effect, signed on behalf of Original Owners by authorized officers of Original Owners with respect to representations and warranties of Original Owners, and signed on behalf of Seller by an authorized Officer of Seller with respect to representations and warranties of Seller.

                  (b) Performance of Obligations of Original Owners and Seller. Original Owners and Seller shall have performed all obligations required to be performed by them under this Agreement at or prior to the First Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of each of Original Owners and Seller by an authorized officer of each.

                  (c) Directors Authorizations. Original Owners shall have received approval of the sale of the Acquired Assets, pursuant to meetings of its Board of Directors of Original Owners, as prescribed by the charter and bylaws of Original Owners.

                  (d) No Suit or Judgment. There shall be no suit or proceeding instituted to prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, and there shall be no judgment, order or decree by any court with proper jurisdiction prohibiting consummation of such transactions.

                  (e) Opinion of Counsel. Buyer shall have received written opinions, dated as of the Closing Date, from counsel for Seller in form reasonably satisfactory to Buyer.

                  (f) Board and Lender Authorizations. Buyer shall have received approval of the sale and purchase of the Acquired Assets by the Board of Directors of Buyer, as well as any authorizations, consents or waivers required to be obtained by Buyer from its lenders in order for Buyer to enter into the transactions made the subject of this Agreement.

                  (g) Mortgagee's Policy of Title Insurance. Buyer shall have received a Mortgagee's Policy of Title Insurance in form and content and containing such exceptions to title as are reasonably acceptable to Buyer.

         SECTION 6.4 Conditions to Obligations of Original Owners. The obligations of Original Owners to effect the First Closing and to sell the Acquired Assets pursuant to this Agreement shall,



ASSET PURCHASE AGREEMENT - PAGE 25
at the option of Original Owners, be subject to the satisfaction, on or prior to the First Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller and Buyer, set forth in this Agreement, in each case as of the date of this Agreement, and as of the First Closing Date as though made on and as of the Closing Date, shall be true and correct, and Original Owners shall have received a certificate to such effect, signed on behalf of Seller by an authorized officer of Seller and Buyer with respect to representations and warranties of Seller and by an authorized officer of Buyer with respect to representations and warranties of Buyer

                  (b) Performance of Obligations of Seller and Buyer. Seller and Buyer shall have performed all obligations required to be performed by them under this Agreement at or prior to the First Closing Date, and Original Owners shall have received a certificate to such effect signed on behalf of each of Seller and Buyer by an authorized officer of each.

         SECTION 6.5 Frustration of Closing Conditions. Buyer, Seller and the Original Owners may not rely on the failure of any condition set forth on this
Article 6 to be satisfied, if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the First Closing to occur.

                                    ARTICLE 7
                     CONDITIONS PRECEDENT TO SECOND CLOSING

         SECTION 7.1 Conditions to Each Party's Obligation to Effect the Second Closing. The respective obligations of each party to effect the Second Closing are subject to the satisfaction, or waiver on or prior to the Second Closing Date of the following conditions:

                  (a) Authorizations, Consents, and Approvals. Any authorizations, consents, approvals, orders or waivers required to be obtained, and all filings, notices or declarations required to be made with any Federal, foreign, state or local governmental regulatory agency, shall have been obtained or made.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Second Closing shall be in effect; provided, however, that each of the parties shall have used such party's reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

         SECTION 7.2 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Second Closing and to purchase the Acquired Assets pursuant to this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Second Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller, set forth in this Agreement, in each case as of the date of this Agreement, and as of the Second



ASSET PURCHASE AGREEMENT - PAGE 26

Closing Date as though made on and as of the Second Closing Date, shall be true and correct, and Buyer shall have received a certificate to such effect, signed on behalf of Seller by an authorized officer of Seller with respect to representations and warranties of Seller.

                  (b) Performance of Obligations of Seller. Seller shall have performed all obligations required to be performed by it under this Agreement at or prior to the Second Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by an authorized officer of Seller.

                  (c) Board Authorizations. Seller shall have received approval of the sale of the Acquired Assets, pursuant to meetings of its Board of Directors, as prescribed by the charter and bylaws of Seller.

                  (d) No Suit or Judgment. There shall be no suit or proceeding instituted to prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, and there shall be no judgment, order or decree by any court with proper jurisdiction prohibiting consummation of such transactions.

                  (e) Opinion of Counsel. Buyer shall have received written opinions, dated as of the Second Closing Date, from counsel for Seller in form reasonably satisfactory to Buyer.

                  (f) Material Adverse Change. From and after the date of this Agreement, there shall not have been any Material Adverse Change to any of the operations, financial condition, revenues or properties of Seller and the Business.

                  (g) Board and Lender Authorizations. Buyer shall have received approval of the sale and purchase of the Acquired Assets by the Board of Directors of Buyer, as well as any authorizations, consents or waivers required to be obtained by Buyer from its lenders in order for Buyer to enter into the transactions made the subject of this Agreement.

                  (h) Delivery of Notarial Instruments and Invoices. Subject to the terms of this Agreement, Seller shall have delivered and shall have caused such instruments of transfer or conveyance, and of assignment, as are reasonably requested by Buyer to vest in Buyer good and marketable title to the Acquired Assets, including, without limitation a notarial instrument, executed by a properly empowered notary public and Seller, evidencing the transfer of the Real Property and invoices, executed by Seller evidencing the transfer of the Acquired Assets, other than the Real Property.

                  (i) Payment and Compromise of Indebtedness. Buyer shall have determined, within its sole discretion, that indebtedness of Original Owners has been compromised, settled and paid to such an extent that the Acquired Assets are subject to no Liens and, in the opinion of Buyer, are not subject to any material claims of any kind, whether valid or invalid.

                  (j) Cancellation of Lien Securing the Xanadu Debt. Seller shall cause Xanadu to take all steps necessary to effect the cancellation of the Lien securing the Xanadu Debt, including, but not limited to, executing and delivering the Xanadu Release.



ASSET PURCHASE AGREEMENT - PAGE 27

                  (k) Owner's Policy of Title Insurance. Buyer shall have received a Owner's Policy of Title Insurance in form and content and containing such exceptions to title as are reasonably acceptable to Buyer.

         SECTION 7.3 Conditions to Obligations of Seller. The obligations of Seller to effect the Second Closing and to transfer and convey the Acquired Assets pursuant to this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Second Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement, in each case as of the date of this Agreement, and as of the Second Closing Date as though made on and as of the Second Closing Date, shall be true and correct, and Seller, shall have received a certificate to such effect signed on behalf of Buyer by an authorized officer of Buyer.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed all obligations required to be performed by it under this Agreement at or prior to the Second Closing Date, and Seller shall have received a certificate to such effect, signed on behalf of Buyer by an authorized officer of Buyer.

         SECTION 7.4 Frustration of Closing Conditions. Buyer, Seller and the Stockholders may not rely on the failure of any condition set forth on this
Article 7 to be satisfied, if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Second Closing to occur.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Second Closing Date without liability:

                  (a) by the unanimous written consent of Buyer, Seller and the Original Owners;

                  (b) by Buyer or Seller if the Second Closing shall not have occurred on or before February 17, 2002, unless the failure to effect the Closing is the result of a material breach of this Agreement by the party seeking to terminate;

                  (c) by Buyer, Seller or the Original Owners:

                           (i) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the First Closing or Second Closing and such order, decree, ruling or other action shall have become final and nonappealable, as long as the party seeking termination of the Agreement is not responsible for the issuance of such order, decree, ruling or action; and



ASSET PURCHASE AGREEMENT - PAGE 28

                           (ii) in the event of any breach by Buyer, Seller or
                  the Original Owners, respectively, of its or their respective agreements, representations or warranties contained herein and the failure of such party to cure such breach within ten (10) days after receipt of notice from any other party requesting such breach to be cured; and

                  (d) by Buyer prior to the Second Closing if, in Buyer's sole discretion in the course and scope of conducting due diligence on the Seller, it is of the opinion that the Acquired Assets are unsatisfactory for purchase or that the conditions to the Second Closing set forth in Section 7.2 cannot be satisfied by February 17, 2002, provided, however, that Buyer shall provide Seller with written notice as to the basis of Buyer's opinion, providing reasonable detail of the basis of such opinion, and prior to Buyer's right to terminate the Agreement, Buyer shall allow Seller a reasonable period of time, not in excess of the later to occur of February 17, 2002, and fourteen
         (14) days following notice, to remedy the matters addressed in such notice.

         SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of this Section 8.2 and Article 9. In the event that Buyer, Seller or the Original Owners, shall terminate this Agreement pursuant to Section 8.1(b) or (c) hereof, the rights of the parties, as the case may be, to pursue any and all rights they may have at law or equity or hereunder shall survive unimpaired.

         SECTION 8.3 Amendment. This Agreement may be amended by the parties at any time prior to each Closing Date by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.4 Extension: Waiver. At any time prior to each Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 8.5 Procedure for Termination. A termination of this Agreement pursuant to Section 8.1 in order to be effective, shall require action by its or their respective Board of Directors or the duly authorized designee of its or their Board of Directors.

                                    ARTICLE 9
                                 INDEMNIFICATION

         SECTION 9.1 Indemnification.(a) By Seller and the Original Owners. Subject to the limitations set forth in Section 9.1(e), from and after the First Closing Date, Seller and the Original Owners, shall, jointly and severally, (i) indemnify and hold harmless Buyer and Buyer's officers, directors, employees and attorneys from and against any and all losses which Buyer or such persons may suffer



ASSET PURCHASE AGREEMENT - PAGE 29
or incur, resulting from, related to or arising out of (a) any misrepresentation or breach of warranty of Seller or the Original Owners contained in or made pursuant to this Agreement; (b) any breach by Seller or the Original Owners of any of their agreements or obligations contained in or made pursuant to this Agreement; (c) any material liability or expense related to Buyer being treated as a substitute employer under Mexican federal labor laws with respect to Original Owners' or Seller's employees; (d) any material liability or expense related to the acts or omissions of Seller or the Original Owners as related to the Acquired Assets, or any liabilities, other than the Assumed Liabilities, arising out of an event occurring prior to the Second Closing; or (e) any and all claims or litigation arising out of any of the foregoing; and (ii) reimburse Buyer and each of its officers, directors, employees and attorneys for any and all reasonable fees, costs and expenses related thereto (including without limitation, reasonable legal expenses) ((i) and (ii), collectively, "Buyer's Indemnifiable Losses").

                  (b) By Buyer. From and after the Second Closing Date, Buyer shall (i) indemnify and hold harmless Seller and the Original Owners and their successors and assigns, from and against any and all losses, which any of them may suffer or incur, resulting from, related to or arising out of (x) any misrepresentation or breach of warranty of Buyer which is contained in or made pursuant to this Agreement; (y) any breach by Buyer of any of its agreements or obligations contained in or made pursuant to this Agreement; and (z) any and all claims or litigation arising out of any of the foregoing; and (ii) reimburse the Seller and Original Owners and their officers, directors, employees and attorneys for any and all reasonable fees, costs and expenses related thereto (including, without limitation, reasonable legal expenses) ((i) and (ii), collectively, "Seller's Indemnifiable Losses").

                  (c) Direct Liability. In the event that the person or entity seeking indemnification under this Article 9 (the "Indemnified Party") shall become aware of an event which will give rise to or result in an Indemnifiable Loss, he, she or it shall, within thirty (30) days thereafter, give written notice to the party from whom indemnification under this Article 9 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss, together with sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of the Indemnified Party to give the Indemnifying Party an Indemnity Notice shall not release the Indemnifying Party from liability under this
Article 8; provided, however, that the Indemnifying Party shall not be liable for losses which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss, or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefore, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss.

                  (d) Third Party Claim. In the event the facts giving rise to the claim for indemnification under this Article 9 shall involve any action or threatened claim or demand by any third party against the Indemnified Party (a "Third Party Claim"), within the earlier of, as applicable, ten (10) days after receiving notice of the filing of a lawsuit or thirty (30) days after receiving notice



ASSET PURCHASE AGREEMENT - PAGE 30
of the existence of a claim, demand, suit or proceeding (each a "Claim") giving rise to the claim for indemnification, the Indemnified Party shall send written notice of such Claim to the Indemnifying Party (the "Claim Notice") . The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party from liability under this Article 9; provided, however, that the Indemnifying Party shall not be liable for losses incurred by the Indemnified Party which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Except as set forth below, the Indemnifying Party shall be entitled to defend such Claim in the name of the Indemnified Party at his or its own expense and through counsel of his or its own choosing. The Indemnifying Party shall give the Indemnified Party notice in writing within ten (10) days after receiving the Claim Notice from the Indemnified Party in the event the Claim is one involving an instituted suit or proceeding, or otherwise within thirty (30) days, of his or its intent to do so. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through his or its own counsel, at his or its expense, but the Indemnifying Party shall have the right to control the defense of the Claim with counsel reasonably acceptable to the Indemnified Party. In the event that the Indemnifying Party is controlling the defense of the Claim and shall have negotiated a settlement thereof, which proposed settlement is final and unconditional as to the parties thereto and contains an unconditional release of the Indemnified Party, without the Indemnified Party being liable for damages of any kind or nature or being otherwise required to pay any amount of money to any third party and does not include the imposition of any restrictions on the part of the Indemnified Party or require that the Indemnified Party make an admission of guilt or liability or deliver a confession of judgment, or any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, the Indemnified Party shall consent to such settlement.

                  (e) Limitation of Indemnity. Anything herein to the contrary notwithstanding,

                           (i) neither Buyer, on the one hand, nor Seller and
                  the Original Owners on the other hand, shall be required to indemnify the other for any Indemnifiable Losses unless and until (x) the aggregate amount for which all Indemnifiable Losses such party would otherwise (but for this provision) be liable on account thereof exceeds Fifty Thousand and No/100 Dollars ($50,000.00) (the "Threshold Amount"), but following the exceeding of the Threshold Amount the Indemnifying Party shall be liable for all Indemnifiable Losses (including those below the Threshold Amount);

                           (ii) in no event shall Seller and the Original
                  Owners, in the aggregate, be required to indemnify Buyer for Indemnifiable Losses in excess of $5,375,000.00 and



ASSET PURCHASE AGREEMENT - PAGE 31
                  in no event shall Buyer be required to indemnify Seller and the Original Owners, in the aggregate, for Indemnifiable Losses in excess of $5,375,000.00; and

                           (iii) neither party shall be entitled to make a claim
                  for indemnity with respect to a misrepresentation or breach of warranty after the Expiration Date thereof as set forth in
                  Section 10.1.

         SECTION 9.2 Right to Set-Off. To secure the indemnification provided for in Section 9.1(a) hereof, and to compensate Buyer for any claim having as its basis the indemnification provided for in Section 9.1(a) hereof, Buyer shall have a right of set-off from any sum due to any of Seller as a Deferred Payment or from any sum due to Original Owners.

         SECTION 9.3 Limitations on Liability in Connection with Failure to Make Advances. Notwithstanding provisions to the contrary in this Agreement, it is agreed that if Buyer refuses to advance Five Million Three Hundred Seventy Five Thousand and No/100 Dollars ($5,375,000.00) under the Credit Line for the purposes set forth in Section 5.6, Original Owners and Seller shall have no obligation to Buyer other than repayment of amounts due under the Credit Line.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         SECTION 10.1 Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Second Closing Date for a period of two (2) years, except that (i) the representations in Section 3.1(h) and 3.2(f) shall survive so long as any claim may be made in respect of such matters by a taxing authority; and (ii) the representations in Section 3.1(j) and 3.2 (h) to the extent same relate to Environmental Laws shall survive for so long as any claim may be made in respect of such matters by any third party. The date on which a representation or warranty ceases to survive as above set forth shall be its "Expiration Date". This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Second Closing Date.

         SECTION 10.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally when received if or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Buyer, to :

                           H I Ceramics, S.A. de C.V.
                           1649 Frankford Road West
                           Carrollton, Texas 75007
                           United States of America
                           Attn: Michael D. Lohner



ASSET PURCHASE AGREEMENT - PAGE 32
                           with a mandatory copy to:

                           Mr. Eduardo Siqueiros T.
                           Barrera, Siqueiros Y Torres Landa, S.C.
                           Montes Urales 470 - Piso 1
                           Lomas de Chapultepec
                           Mexico, D.F., 11000, Mexico

                           and

                           William E. Swart
                           Bell Nunnally & Martin LLP
                           3232 McKinney Avenue, Suite 1400
                           Dallas, Texas 75204-2429
                           United States of America

                  (b) if to Original Owners, to:

                           Maquiladora Produr, S.A. de C.V.
                           Km.14, 5-70, Carretera Roosevelt
                           Zona 2 de Mixco
                           Guatemala, Guatemala, C.A.
                           Attn: Armando Araujo

                           and

                           Industrias Tromex Corporation, S.A. de C.V.
                           Km.14, 5-70, Carretera Roosevelt
                           Zona 2 de Mixco
                           Guatemala, Guatemala, C.A.
                           Attn: Armando Araujo

                           with a mandatory copy to:

                           Fernando Hernandez Gomez
                           Hernandez, Mayorquin, Rodriguez Y Castillo
                           Av. Toreros Sur #830
                           Colonia Jardines de Guadalupe
                           Zapopan, Jalisco, Mexico 45030



ASSET PURCHASE AGREEMENT - PAGE 33

                  (c) if to Seller, to:

                           Ceramica Y Vidrio de Nuevo Leon, S.A. de C.V. Km.14, 5-70, Carretera Roosevelt
                           Zona 2 de Mixco
                           Guatemala, Guatemala, C.A.
                           Attn: Armando Araujo

                           with a mandatory copy to:

                           Fernando Hernandez Gomez
                           Hernandez, Mayorquin, Rodriguez Y Castillo
                           Av. Toreros Sur #830
                           Colonia Jardines de Guadalupe
                           Zapopan, Jalisco, Mexico 45030


         SECTION 10.3 Definitions.For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Acquired Assets": As defined in Section 1.1(a).

         "Assumed Liabilities": As defined in Section 1.4.

         "Business": As defined in Section 1.1(a).

         "Buyer's Indemnifiable Losses": As defined in Section 9.1(a).

         "Claim": As defined in Section 9.1(d).

         "Claim Notice": As defined in Section 9.1(d).

         "Closings": As defined in Section 2.1.

         "Closing Dates": means the First Closing Date and the Second Closing Date.

         "Credit Agreement": as defined in Section 5.6.

         "Credit Line": as defined in Section 5.6.

         "Deferred Payment": As defined in Section 1.3.

         "Designated Liabilities": As defined in Section 1.1(a).

         "Environmental Laws" means, as of the Closing Date, any applicable treaties, laws, regulations, enforceable requirements, order, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (x) pollution or protection of the environment or (y) Hazardous Materials generation, storage, use, handling, disposal or transportation, and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

         "Excluded Assets": As defined in Section 1.1(b).

         "Expenses": As defined in Section 5.3(a).

         "Expiration Date": As defined in Section 10.1.

         "Financial Statements": As defined in Section 3.1(e).

         "First Closing": As defined in Section 2.1.

         "First Closing Date: As defined in Section 2.1.

         "GAAP": means those generally accepted accounting principles and practices, applied on



ASSET PURCHASE AGREEMENT - PAGE 34
         a consistent basis, which are recognized as such by the applicable financial accounting standards boards of the U.S. or Mexico and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Governmental Entity": Any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

         "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any Environmental Law.

         "Import Permit": as defined in Section 2.2.

         "Imported Property": as defined in Section 2.2.

         "Indemnified Party": As defined in Section 9.1(c).

         "Indemnifying Party": As defined in Section 9.1(c).

         "Indemnity Notice": As defined in Section 9.1(c).

         "Initial Payment": As defined in Section 1.2.

         "Knowledge": of a party means, the current actual knowledge of a person obtained (through the exercise of due diligence of any of its officers or agents).

         "Legal Requirement": means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.

         "Liens": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

         "Material Adverse Change" or "Material Adverse Effect": Any change (individually or in the aggregate) that has a material adverse effect on the business, results of operations or financial condition of a party that is likely to result in a cost, expense, charge or liability equal to or greater than $25,000.00. The use of the term "material" in this Agreement shall refer to a fact or circumstance in which the damage or loss resulting therefrom would cause a Material Adverse Effect.

         "Material Agreements": means Original Owners' Material Agreements and Seller's Material Agreements.

         "Option": As defined in Section 1.1(b).

         "Option Exercise Price": As defined in Section 1.1(c).

         "Order": Any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, entered into with, a Governmental Entity, whether or not having the force of law.

         "Original Owners' Material Agreements": As defined in Section 3.1(r).

         "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Entity or (b) granted by any Governmental Entity.

         "Real Property": As defined in Section 3.1(k).



ASSET PURCHASE AGREEMENT - PAGE 35

         "Repayment Amount": As defined in Section 5.6.

         "Revenue": As defined in Section 1.3.

         "Second Closing": As defined in Section 2.1.

         "Second Closing Date": As defined in Section 2.1.

         "Seller's Indemnifiable Losses": As defined in Section 9.1(b).

         "Seller's Material Agreements": As defined in Section 3.2(p).

         "Stockholders": means the owners of all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

         "Taxes": Any federal, state, local or foreign income, sales, excise, real or personal property franchise, capital stock, gross receipts, license, payroll, employment, unemployment, social security, stamp, occupation, intangible, estimated tax or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

         "Third Party Claim": As defined in Section 9.1(d).

         "Threshold Amount": As defined in Section 9.1(e)(i).

         "Value Added Tax": means the Value Added Tax arising under applicable Mexican law.

         "Xanadu": as defined in Section 1.4.

         "Xanadu Debt": as defined in Section 1.4.

         SECTION 10.4 Interpretation; Governing Language. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is in the English language only, and all communications between the parties relative to this Agreement shall be conducted in the English language only. Any version of this Agreement in the Spanish language, whether or not executed by the parties, is and shall be prepared solely for the benefit of Seller and Stockholders and shall be considered a non-binding translation of the Agreement.

         SECTION 10.5 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be effective.

         SECTION 10.6 Entire Agreement: No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior representations, agreements or understandings among the parties with respect to the subject matter of this Agreement both written and oral. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern



ASSET PURCHASE AGREEMENT - PAGE 36
under applicable principles of conflict of laws thereof; provided, however, that to the extent the law of Mexico expressly provides for application of the law of Mexico to real property and personal property situated within Mexico, the law of Mexico shall apply to that limited extent. Each of the parties hereby agrees that the laws of the State of Texas bear a reasonable relationship to the transaction. Buyer is a subsidiary of DWC GP, Inc., a Texas corporation.

         SECTION 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by Seller without the prior written consent of the other. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Texas, County of Dallas, or in any Texas State court located in the County of Dallas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit himself, herself or itself to the personal jurisdiction of any Federal court located in the State of Texas, County of Dallas, or in any Texas State court located in the County of Dallas, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Texas, County of Dallas, or a Texas State court located in the County of Dallas.

         SECTION 10.10 Exhibits and Schedules. Any matter set forth on any Schedule shall be deemed set forth on all other Schedules to the extent relevant. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 10.11 Arbitration. The parties agree that except as otherwise set forth in this Agreement, any disputes arising out of or in connection with this Agreement shall be finally settled by arbitration under the then current rules of arbitration of the United Nations Commission for International Trade Law ("UNCITRAL"). There shall be three arbitrators. Each of Buyer and Seller shall select one arbitrator at will, and the third arbitrator shall be selected by the two arbitrators



ASSET PURCHASE AGREEMENT - PAGE 37
previously chosen by Buyer and Seller. The arbitration shall take place in Dallas, Texas and shall be conducted in English. The decision of the arbitrators shall be final and shall be enforceable in any court of competent jurisdiction. The non-prevailing party in arbitration will pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and witness fees and costs, incurred by the other party to the arbitration. Each party hereby irrevocable consents to the jurisdiction of the UNCITRAL solely for the purposes of arbitration described in this Section 10.11.

         SECTION 10.12 Currency and Payment. All amounts payable hereunder shall be calculated and payable in United States dollars.

                             SIGNATURE PAGE FOLLOWS



ASSET PURCHASE AGREEMENT - PAGE 38

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                       ORIGINAL OWNERS:

                                       MAQUILADORA PRODUR, S.A. DE C.V.,
                                       a Mexico corporation




                                       By: /s/ ARMANDO ARAUJO
                                          --------------------------------------
                                       Name:  Armando Araujo
                                       Title: President


                                       INDUSTRIAS TROMEX CORPORATION, S.A. DE
                                       C.V., a Mexico corporation




                                       By: /s/ ARMANDO ARAUJO
                                          --------------------------------------
                                       Name:  Armando Araujo
                                       Title: President


                                       SELLER:

                                       CERAMICA Y VIDRIO DE NUEVO LEON,
                                       S.A. DE C.V., a Mexico corporation




                                       By: /s/ ARMANDO ARAUJO
                                          --------------------------------------
                                       Name:  Armando Araujo
                                       Title: President



ASSET PURCHASE AGREEMENT - PAGE 39

                                       BUYER:

                                       H I CERAMICS, S.A. DE C.V.
                                       a Mexico corporation




                                       By: /s/ KENNETH J. CICHOCKI
                                          --------------------------------------
                                       Name:  Kenneth J. Cichocki
                                       Title: Legal Representative



ASSET PURCHASE AGREEMENT - PAGE 40

                                   EXHIBIT "A"

                                 Xanadu Release

                                  EXHIBIT "B-1"

                              No-Lien Certificates

                                  EXHIBIT "B-2"

                              No-Lien Certificates

                                   EXHIBIT "C"

                              Property Tax Invoices